Exhibit 99.1

McEwen Copper: Los Azules – More Post-PEA Assay Results

Significant Intercept:

386 m of 0.66% Cu, including 196 m of 0.99% Cu (Hole GTK2320)

TORONTO, August 1, 2023 (GLOBE NEWSWIRE) — McEwen Copper Inc., 52% owned by McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), today reports additional assay results of the recently completed drilling season at its Los Azules project, located in San Juan, Argentina.

“These assay results include significant copper values over wide intercepts and demonstrate very good agreement between these new assay results and those predicted by the resource block model used in the 2023 Preliminary Economic Assessment, “ said Rob McEwen, Chairman & Chief Owner.

Los Azules is a large copper porphyry deposit with growth potential, it has many features comparable to world-class copper-gold deposits in South America and its depth and lateral extent have yet to be determined. Infill drilling serves several purposes, including providing better data density to increase confidence in the mineral resources, along with providing material and data for metallurgical, geotechnical, and hydrological studies.

Table 1 provides an overview of the new assay results. This infill drilling has been designed to upgrade the copper resource estimate classification from Inferred to Measured or Indicated.

Highlights

•	Hole GTK2320 intercepted an Enriched zone of 386 meters (m) grading 0.66% Cu (est. true thickness) and includes a sub-interval of 196 m grading 0.99% Cu. (Figure 2)

•	Hole GTK2319 intercepted an Enriched zone of 383.5 m grading 0.50% Cu (est. true thickness) and includes a sub-interval of 120 m grading 0.67% Cu. (Figure 3)

•	Hole AZ23237 intercepted an Enriched zone of 308 m grading 0.69% Cu (est. true thickness) and includes a sub-interval of 142 m grading 0.82% Cu. (Figure 4)

•	Hole AZ23233 returned an Enriched zone of 374 m grading 0.50% Cu including an Enriched zone intercept of 206 m grading 0.65% Cu. (Figure 5)

This recently completed phase of drilling occurred between October 2022 and June 2023 and used up to 15 rigs to complete 39,900 m of drilling in 138 holes, to evaluate geotechnical, hydrological, resource and exploration-related parameters and opportunities. The Los Azules drill hole database now totals 126,000 m.

To test the performance of the resource model copper grades versus actual drilling results, some 30 infill holes completed subsequent to the data cut-off on December 31, 2022, for the updated PEA model (released June 20, 2023) were utilized. The length-weighted average grade of the new drilling was 0.553% Cu compared to a resource model prediction of 0.515% Cu. This limited test of the resource model’s predictive capacity is encouraging, with actual grades 7.5% higher than the model prediction. Over time, we anticipate the local sensitivity of the model’s predictive capacity to improve, as drilling increases the geologic confidence required to delineate a Measured and Indicated mineral resource estimate.

McEwen Mining Inc.	Page 1

Table 1 - Los Azules Drilling Results, May-June 2023

Hole-ID	Section	Predominant Mineral Zone	From (m)	To (m)	Length (m)	Cu %	Au (g/t)	Ag (g/t)	Comment
GTK2320	44	Total	126.0	515.0	389.0	0.65	0.05	1.94
		Enriched	126.0	512.0	386.0	0.66	0.05	1.95	Incl. 196m of 0.99% Cu
		Primary	512.0	515.0	3.0	0.16	0.01	0.96
GTK2319	46	Total	110.5	507.4	396.9	0.49	0.07	1.62
		Enriched	110.5	494.0	383.5	0.50	0.07	1.64	Incl. 120m of 0.67% Cu
		Primary	494.0	507.4	13.4	0.24	0.04	1.09
AZ23237	48	Total	110.0	446.0	336.0	0.66	0.07	1.86
		Enriched	110.0	418.0	308.0	0.69	0.07	1.86	Incl. 142m of 0.82% Cu
		Primary	418.0	446.0	28.0	0.37	0.09	1.82	Incl. 10m of 0.44% Cu
AZ23233	50	Total	70.0	510.0	440.0	0.47	0.06	1.93
		Enriched	70.0	444.0	374.0	0.50	0.07	1.99	Incl. 206m of 0.65% Cu
		Primary	444.0	510.0	66.0	0.35	0.05	1.62
AZ23236	52	Total	88.0	417.7	329.7	0.23	0.01	0.83
		Enriched	88.0	374.0	286.0	0.23	0.01	0.87	Incl. 12m of 0.56% Cu
		Primary	374.0	417.7	43.7	0.22	0.00	0.58
AZ23225	65	Total	60.0	900.7	840.7	0.24	0.03	1.74
		Enriched	60.0	206.0	146.0	0.32	0.06	2.06	Incl. 16m of 0.51% Cu
		Primary	206.0	900.7	694.7	0.22	0.03	1.67
AZ23231	71	Total	48.0	701.0	653.0	0.10	0.01	0.59
		Enriched	48.0	288.0	240.0	0.07	0.01	0.84
		Primary	288.0	701.0	413.0	0.12	0.01	0.44

McEwen Mining Inc.	Page 2

Description of Results

Figure 1 shows a plan view of 2023 PEA mineable Indicated and Inferred resources, with pit wall shown as a black trace at surface and gray shading. Drill holes and cross-section locations relevant to today’s release are also shown.

The drilling results are summarized on four schematic cross sections that include interpretations of Overburden, Leached, Enriched (also called Supergene) and Primary (also called Hypogene) mineral zones. The green line on each section indicates the wall of the Base Case 27-year pit outline according to the updated PEA. Adjacent cross sections occur every 50 m, with the lowest section numbers located at the southern end of the field and increasing northwards.

Figure 1 – Cross Sections and Recent Drill Holes on the 2023 Base Case Mineable Resource Pit Plan

McEwen Mining Inc.	Page 3

Figure 2 - Section 44 - Drilling, Mineral Zones & 2023 Base Case Mineable Resource Pit (Looking North)

Hole GTK2320, shown in the center of Figure 2, has been added to section 44 to infill a 200 m gap in drilling between holes AZ23218 and AZ22170. The hole returned an Enriched zone intercept higher than either of those holes, with 386 m of 0.66% Cu, including a sub-interval of 196 m of 0.99% Cu. Overall, the cross section is characterized by a 200-300 m flat-lying Enriched zone located immediately below a thin Leached zone horizon. Locally, the significant vertical extent exceeding 350 m reflects the favorable structural environment commonly found in the core of the deposit.

Figure 3 - Section 46 - Drilling, Mineral Zones & 2023 Base Case Mineable Resource Pit (Looking North)

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Hole GTK2319, shown on section 46 in Figure 3, returned outstanding Enriched zone results of 383.5 m grading 0.50% Cu, including a sub-interval of 120 m grading 0.67% Cu. The hole highlights changes to grade and width toward the flank of the deposit. The mineralization and lithology are consistent with the previously released drilled hole AZ17126, which supports our view that continuity within the deposit is very good.

Figure 4 - Section 48 - Drilling, Mineral Zones & 2023 Base Case Mineable Resource Pit (Looking North)

Hole AZ23237 shown on section 48 in Figure 4, highlights a 308 m Enriched zone intercept grading 0.69% Cu, including a 142 m intercept of 0.82% Cu. The grade has increased toward the center of the section compared to hole AZ22161 immediately to the east. This is consistent with the overall trend of increasing grade from the flanks of the deposit toward its center.

Figure 5 - Section 50 - Drilling, Mineral Zones & 2023 Base Case Mineable Resource Pit (Looking North)

McEwen Mining Inc.	Page 5

Hole AZ23233 shown on section 50 in Figure 5 intersected 374 m of Enriched zone mineralization grading 0.50% Cu and includes a 206 m section of 0.65% Cu. Mineralization continues at depth where the Primary zone was intersected over 66 m grading 0.35% Cu.

Technical information

The technical content of this press release has been reviewed and approved by Stephen McGibbon, P. Geo., McEwen Mining's Senior Consulting Geologist, and a qualified person as defined by NI 43-101.

All samples were collected in accordance with generally accepted industry standards. Drill core samples, usually taken at 2 m intervals, were split and submitted to the Alex Stewart International laboratory located in the Province of Mendoza, Argentina, for the following assays: gold determination using fire fusion assay and an atomic absorption spectroscopy finish (Au4-30); a 39 multi-element suite using ICP-OES analysis (ICP-AR 39); copper content determination using a sequential copper analysis (Cu-Sequential LM-140). An additional 19-element analysis (ICP-ORE) was performed for samples with high sulphide content.

The company conducts a Quality Assurance/Quality Control program in accordance with NI 43-101 and industry best practices using a combination of standards and blanks on approximately one out of every 25 samples. Results are monitored as final certificates are received, and any re-assay requests are sent back immediately. Pulp and preparation sample analyses are also performed as part of the QAQC process. Approximately 5% of the sample pulps are sent to a secondary laboratory for control purposes. In addition, the laboratory performs its own internal QAQC checks, with results made available on certificates for Company review.

Link to drill results, locations and lengths of drill hole collars corresponding to June 2023 at Los Azules:

https://www.mcewenmining.com/files/doc_news/archive/2023/2023_07LA/2023_06_DrillResults_LA.xls

Link to drill results, locations and lengths of drill hole collars corresponding to the October 2022 to June 2023 drilling campaign at Los Azules:

https://www.mcewenmining.com/files/doc_news/archive/2023/2023_07LA/2022_10-2023_06_DrillResults_LA-2.xls

Table 2 – Hole Locations and Lengths for Los Azules Drilling Results

HOLE-ID	Azimuth	Dip	Length	Loc X	Loc Y	Loc Z
GTK2320	70	-73	515.0	2383040	6559496	3628
GTK2319	62	-78	507.4	2383242	6559676	3637
AZ23225	250	-75	900.7	2382804	6560524	3615
AZ23233	250	-77	510.0	2383158	6559861	3628
AZ23236	250	-70	417.7	2382596	6559760	3614
AZ23237	250	-81	446.0	2383225	6559776	3633
AZ23231	70	-75	701.0	2382671	6560817	3647
Coordinates listed in Table 2 based on Gauss Kruger - POSGAR 94 Zone 2

McEwen Mining Inc.	Page 6

ABOUT MCEWEN COPPER

McEwen Copper is a well-funded, private company which owns 100% of the large, advanced-stage Los Azules copper project, located in San Juan province, Argentina. McEwen Copper is a 52% owned private subsidiary of McEwen Mining, which has the ticker MUX on NYSE and TSX.

Los Azules is being designed to be distinctly different from a conventional copper mine, consuming significantly less water, emitting much lower carbon and progressing to be carbon neutral by 2038, being powered by 100% renewable energy sources once in operation. It recently released an updated PEA (preliminary economic assessment) which projects a long life of mine, low production cost/lb, short payback period, high annual copper production and a 21.2% after-tax IRR.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it has significant exposure to copper through its 52% ownership of McEwen Copper. The Company’s goal is to improve productivity and extend the life of its mines with the objective of increasing its share value and price and providing a yield. Rob McEwen, Chairman and Chief Owner, has a personal investment in the company of US$220 million. His annual salary is US$1.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the three months ended March 31, 2023, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

McEwen Mining Inc.	Page 7

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